Exhibit 23.2





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-109364) and related Prospectus of Geron Corporation for the registration of 31,080 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2003, with respect to the consolidated financial statements of Geron Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP
Palo Alto, California
October 20, 2003